SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             July 12, 2001
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                           Medcare Technologies, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)



Delaware                         0-28790                      87-0429962 B
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(State or other jurisdiction(Commission File Number)(IRS Employer Identification
of incorporation)                                               Number)


1628 West 1st Avenue, Suite 216, Vancouver, British Columbia          V6J 1G1
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:   (604) 659-5009
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ITEM 1. Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

None.

ITEM 3. Bankruptcy or Receivership.

None.

ITEM 4.  Changes in Registrant's Certifying Accountant.

None.

ITEM 5.  Other Events.

     At a shareholder's meeting held on July 12, 2001, a majority of the shareholders approved a change in the company's name to Enterprise Technologies, Inc. This name change was approved in conjunction with a migratory merger from Delaware to Nevada. The company is currently in the process of forming the Nevada entity and the merger will be effected in the near future.

     The shareholders also approved an increase in the company's authorized shares of common stock, par value $0.00001, from one hundred million (100,000,000) to three hundred million (300,000,000) shares, with the par value remaining the same. After the merger, the authorized shares of common stock will be increased. The preferred stock of the company will remain at one million (1,000,000) authorized shares, par value $0.25 per share.

ITEM 6.  Resignations of Registrant's Director's

None.

ITEM 7.  Financial Statements and Exhibits.

None.

ITEM 8.  Change in Fiscal Year.

None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      MEDCARE TECHNOLOGIES, INC.


                                                              By: /s/ Ray Krauss
                                                              ------------------
                                                Ray Krauss, President & Director

Date: July 20, 2001